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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


BioShield Technologies, Inc.
Atlanta, Georgia

We have issued our report dated August 19, 1999, accompanying the financial statements and schedules of BioShield Technologies, Inc. and Subsidiary incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3. We hereby consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Atlanta, Georgia
July 11, 2000